 Exhibit 99.1

CONTACT:	Julie Lorigan
Senior Vice President, Investor and Media Relations
(781) 741-7775

Stacy Berns/Melissa Jaffin – Investor/Media Relations
Berns Communications Group
(212) 994-4660

David Olsen for Golden Gate Capital
Coltrin & Associates
(212) 221-1616

FOR IMMEDIATE RELEASE

TALBOTS COMPLETES SALE OF J. JILL ASSETS

Hingham, MA, July 2, 2009 -- The Talbots, Inc. (NYSE:TLB) today announced that it has completed its previously announced sale of the J. Jill brand business to Jill Acquisition LLC, an affiliate of Golden Gate Capital, a San Francisco-based private equity investment firm.

As part of the terms of the Asset Purchase Agreement, dated June 7, 2009, identified assets associated with the J. Jill brand business were acquired by Jill Acquisition LLC, including 205 J. Jill brand stores, the Tilton, NH distribution facility, intellectual property, accounts receivable and inventory related to the transferred stores, along with certain related liabilities.

The sale of the J. Jill business is part of Talbots strategy to focus its time, resources and attention exclusively on rejuvenating its core Talbots brand and return to profitable growth.

At closing Jill Acquisition LLC paid the $75 million stated cash purchase price less an $8.1 million adjustment based on estimated closing date working capital as outlined in the purchase agreement.

 Moelis & Company acted as Talbots exclusive financial advisor on the transaction and both Dewey & LeBoeuf LLP and Day Pitney LLP acted as counsel. Kirkland & Ellis LLP acted as counsel to Golden Gate Capital.

Additional information related to this sale is included in the Company’s Form 8-K filed today.

The Talbots, Inc. is a leading specialty retailer and direct marketer of women’s apparel, shoes and accessories. At the end of the first quarter 2009, the Company operated 586 Talbots brand stores in 47 states, the District of Columbia, and Canada. Talbots brand on-line shopping site is located at www.talbots.com.

Golden Gate Capital is a San Francisco-based private equity investment firm with over $9.0 billion of assets under management dedicated to investing in change-intensive opportunities. The firm's charter is to partner with world-class management teams to make equity investments in situations where there is a demonstrable opportunity to significantly enhance a company's value. For more information, visit http://www.goldengatecap.com.

Forward-Looking Information

The foregoing contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The forward-looking information may be identified by such forward-looking terminology as “anticipate”, believe”, “may”, and similar terms or variations of such terms. Our forward-looking statements are based on our assumptions, estimates and projections about our Company and the J. Jill brand business and involve significant risks and uncertainties, including: the risk that anticipated benefits from the sale transaction may not be realized or may take longer to realize than expected and the risk that estimated or anticipated costs, charges and liabilities to settle and complete the exit from and disposal of the J. Jill brand business, including both retained obligations and contingent risk for assigned obligations, may differ from or be greater than anticipated. If these or other significant risks and uncertainties occur, or if our estimates or underlying assumptions prove inaccurate, our actual results could differ materially. You are urged to consider all such risks and uncertainties.  In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved. The Company assumes no obligation to and does not plan to update any such forward-looking statements.

Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are also discussed or included in the Company's periodic reports filed with the Securities and Exchange Commission and available on the Talbots website at www.thetalbotsinc.com under "Investor Relations”. You are urged to carefully consider all such factors.